Exhibit 4.2.6

CONSENT AND WAIVER AGREEMENT

This Consent and Waiver Agreement (the “Waiver”) is given as of this 29th day of September, 2006, by the undersigned First National Bank of Omaha, as lender (the “Lender”), under that certain Revolving Credit Agreement, dated as of March 14, 2003, as the same has been amended, restated and supplemented from time to time, by and among the Lender and Ballantyne of Omaha, Inc., as borrower (the “Borrower”) (the “Credit Agreement”).  All capitalized terms used but not otherwise defined herein shall have their respective meanings as prescribed in the Credit Agreement.

WHEREAS, under Section 6.1 of the Credit Agreement an Event of Default will occur if the Borrower experiences a Change of Control as defined under the Credit Agreement; and

WHEREAS, the Borrower has announced that Mr. Brad French, the current Chief Financial Officer of the Borrower, intends to retire from his position as Chief Financial Officer effective as of November 15, 2006; and

WHEREAS, such retirement by Mr. French will be deemed a Change of Control under the terms of the Credit Agreement and accordingly will cause an Event of Default thereunder; and

WHEREAS, the Borrower has requested that the Lender waive such Event of Default and consent to the resignation of Mr. French and the appointment of Mr. Kevin Herrmann as the Borrower’s new Chief Financial Officer (the “Appointment”); and

WHEREAS, the Lender has agreed to waive such Event of Default and to consent to the Appointment upon the terms and conditions provided herein; and

WHEREAS, the Lender and the Borrower have agreed to certain amendments to the Credit Agreement and the other Operative Documents in connection with the Appointment upon the terms and conditions provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       The Lender hereby waives the Event of Default in connection with the Appointment and hereby consents to the Appointment.

2.                                       The definition of “Change of Control” in Article I of the Credit Agreement is hereby amended by replacing “Brad J. French” with “Kevin Herrmann.”

3.                                       Section 7.3 of the Credit Agreement is hereby amended by replacing “Mr. Brad J. French” with “Chief Financial Officer.”

4.                                       Section 9 of the Guaranty Agreement is hereby amended by replacing “Brad J. French” with “Chief Financial Officer.”

5.                                       Section 8.1 of the Stock Pledge Agreement is hereby amended by replacing “Brad J. French” with “Chief Financial Officer.”

6.                                       Section 8(h) of the Security Agreement is hereby amended by replacing “Brad J. French” with “Chief Financial Officer.”

7.                                       Except as expressly provided herein, this Waiver shall not act as a waiver of or consent to any other default, breach, transaction, action or inaction by the Borrower.

8.                                       This Waiver shall not affect any and all amounts and obligations that may be outstanding from the Borrower to the Lender under the Credit Agreement, and all such obligations remain secured by the Collateral.

9.                                       Except as expressly agreed herein, all terms of the Credit Agreement shall remain in full force and effect.

10.                                 This Waiver may be executed in multiple counterparts and such counterparts together shall constitute one and the same instrument.  This Waiver may be executed by telefacsimile transmission, and such telefacsimile signatures shall be binding, of full force and effect and treated as original signatures.

[Signature page follows]

Executed as of the date first above written.

LENDER:	FIRST NATIONAL BANK OF OMAHA
	By:	/s/ Marc T. Wisdom
	Name:	Marc T. Wisdom
	Title:	Second V.P.

Accepted and acknowledged as of this 29th day of September, 2006.

BORROWER:	BALLANTYNE OF OMAHA, INC.
	By:	/s/ John P. Wilmers
	Name:	John Wilmers
	Title:	President/CEO